UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

XAI Floating Rate & Alternative Income Trust
(Exact Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

XFLT Proxy Contest: Why the Board Believes the King Street Sub-Adviser Will Be Beneficial for XFLT Shareholders

The Board Unanimously Believes XFLT Shareholders Will Benefit from the King Street Sub-Adviser’s Strong CLO Platform, 30-Year Track Record, Depth of Talent and Expanded Investment Capabilities

Leading Proxy Advisors ISS and Glass Lewis BOTH Agree That the King Street Sub-Advisory Agreement Is the Best Path Forward for XFLT

XFLT Asks Shareholders to Vote on the WHITE Proxy Card “FOR” the King Street Sub-Advisory Agreement at Special Meeting on July 30, 2026

More Information About the XFLT Proxy Vote Can Be Found Here (https://xainvestments.com/xflt-proxy/)

CHICAGO – July 26, 2026 – XA Investments LLC (“XAI”), manager of XAI Floating Rate & Alternative Income Trust (XFLT) (the “Fund”), outlined the depth of credentials and qualifications of Rockford Tower Asset Management, L.L.C. (the “King Street Sub-Adviser”), a wholly owned subsidiary of King Street Capital Management, L.P. (“King Street”), ahead of the Fund’s upcoming Special Meeting on July 30, 2026, during which XFLT shareholders will vote on the approval of a new investment sub-advisory agreement among the Fund, XAI and the King Street Sub-Adviser (the “King Street Sub-Advisory Agreement”).

Additionally, Institutional Shareholder Services Inc. (“ISS”) and Glass, Lewis & Co. LLC ("Glass Lewis"), leading independent proxy advisory firms, both recommended that XFLT shareholders vote to approve the King Street Sub-Advisory Agreement as the best path forward for the Fund.

Who Is the King Street Sub-Adviser, and Why Is the Board Unanimous in Recommending Shareholders Approve It as Sub-Adviser?

•	King Street is a leading global alternative asset management firm with a 30-year track record, approximately $30 billion in total assets under management and over $13 billion in assets under management across 20 U.S. collateralized loan obligations (“CLOs”) and nine European CLOs.

•	The Board believes the King Street Sub-Adviser is the right choice for the future of XFLT due to the strength of its platform, its ability to manage the Fund dynamically within the Fund’s existing mandate and the opportunity for outperformance.

•	The potential for improved long-term performance is especially stark in comparison to Fund’s recent underperformance under the terminated sub-adviser Octagon Credit Investors.

•	This decision culminated a yearlong diligence process that involved 12 Board meetings, extensive due diligence, and the evaluation of numerous potential sub-advisers against rigorous criteria—the King Street Sub-Adviser was the clear choice.

The Board Has Full Confidence in the King Street Sub-Adviser—What Are the Potential Benefits to XFLT Shareholders?

•	The Board believes that voting “FOR” the approval of the King Street Sub-Advisory Agreement on the WHITE card may provide increased distributions and improved performance over time—with NO new fees.

•	With the King Street Sub-Adviser in place, XFLT may be able to leverage expanded investment opportunities in different parts of the U.S. and European credit markets.

•	King Street benefits from more than 260 employees, including over 90 investment professionals, based in the U.S., London, Singapore and Dubai, with experience investing in the U.S. and global credit markets.

•	The King Street Sub-Adviser will bring rigorous research and credit analysis, tactical trading capabilities and adaptive investment approach to tailor its management to meet XFLT’s investment objective, which remains unchanged.

Who From the King Street Sub-Adviser’s Team Will Actually Manage the Fund?

•	King Street has a seasoned investment team led by 20 partners and managing directors averaging nearly 23 years of experience.

•	If the King Street Sub-Adviser is approved, 20-year King Street veteran Young Choi will be the primary portfolio manager of XFLT.

•	Mr. Choi is a Partner and the Global Head of Trading at King Street and the Portfolio Manager of Rockford Tower Capital Management. He is based in New York and is a member of the Management Committee, Global Investment Committee, U.S. and European CLO Investments Committees, Risk Committee and Pricing Committee.

•	Prior to joining King Street in 2006, Mr. Choi worked at Citadel Investment Group as a Credit Analyst in the Distressed/High Yield Group and was Portfolio Manager of the firm’s $2 billion U.S. leveraged loan and CLO portfolio. Prior to that, Mr. Choi consulted at Bain & Co.

•	Mr. Choi received a B.A. summa cum laude in Economics and a B.S.E. in Electrical Engineering from Duke University.

For additional information on the upcoming proxy, materials can be found on XAI’s website. (https://xainvestments.com/xflt-proxy/)

How to Vote

The Board urges XFLT shareholders to vote “FOR” the King Street Sub-Adviser on the WHITE Card. Use one of the following options to vote:

•	By Internet: Visit the website listed on your WHITE proxy card, enter your control number and follow the simple on-screen instructions.
•	By Phone: Call the toll-free number listed on your WHITE proxy card.
•	By Mail: Sign and return the enclosed WHITE proxy card in the enclosed postage-paid envelope.

If you have any questions or need assistance voting your shares, please contact our proxy solicitation firm, Okapi Partners LLC, toll-free at (855) 305-0855 or by email at XAI@OkapiPartners.com.

About XA Investments

XA Investments LLC is a Chicago-based firm founded by XMS Capital Partners in 2016. XAI serves as the investment adviser for two listed closed-end funds and an interval closed-end fund. In addition to investment advisory services, the firm also provides investment fund structuring and consulting services focused on registered closed-end funds to meet institutional client needs. XAI offers custom product build and consulting services, including product development and market research, marketing and fund management. XAI believes that the investing public can benefit from new vehicles to access a broad range of alternative investment strategies and managers. For more information, please visit www.xainvestments.com.

About King Street Capital Management

King Street is a global alternative investment firm founded in 1995 that manages $30 billion in assets across public and private markets. The firm marries rigorous fundamental research with tactical trading and differentiated sourcing capabilities to identify investment opportunities across asset classes, up and down the capital structure. For more information, please visit www.kingstreet.com. Follow King Street Capital Management  (https://edge.prnewswire.com/c/link/?t=0&l=en&o=4669072-1&h=2386047654 u=https%3A%2F%2Fwww.linkedin.com%2Fcompany%2Fkingstreet-capital-management&a=King+Street+Capital+Management) on LinkedIn.

Forward-Looking Statements

This press release contains certain statements that may include “forward-looking statements.” Forward-looking statements can be identified by the words “may,” “will,” “intend,” “expect,” “estimate,” “continue,” “plan,” “anticipate,” and similar terms and the negatives of such terms. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Many factors that could materially affect the Fund’s actual results are the performance of the portfolio of securities held by the Fund, the conditions in the U.S. and international financial and other markets, the price at which Fund shares trade in the public markets and other factors. Although the Fund believes that the expectations expressed in such forward-looking statements are reasonable, actual results could differ materially from those expressed or implied in such forward-looking statements. The Fund’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties. You are cautioned not to place undue reliance on these forward-looking statements, which are made as of the date of this press release. Except for the Fund’s ongoing obligations under the federal securities laws, the Fund does not intend, and the Fund undertakes no obligation, to update any forward-looking statement.

This press release shall not constitute an offer to sell or a solicitation to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer or solicitation or sale would be unlawful prior to registration or qualification under the laws of such state or jurisdiction.

Past performance is no guarantee of future results. An investment in the Fund involves risk, including the possible loss of principal. Investors should consider the Fund’s investment objectives, risks, charges, and expenses carefully before investing. Please refer to the Fund’s filings with the Securities and Exchange Commission for additional information.

Media Contact:

XA Investments LLC
Kim Shepherd
Senior Consultant
kshepherd@xainvestments.com
312-623-5123
www.xainvestments.com

Prosek Partners

Pro-XAI@Prosek.com